Exhibit 23.6


     We hereby consent to the reference to us under the caption "Opinion of MIM Financial Advisor" in the Registration Statement on Form S-4 (File No. ___) of MIM Corporation and to the inclusion of our fairness opinion as an appendix to the Proxy Statement/Prospectus constituting a part of said Registration Statement.


Warburg Dillon Read LLC



By:  /s/ Paul M. Donofrio                         By:   /s/ Peter A. Meyers
     -------------------------                          -----------------------
     Paul M. Donofrio                                   Peter A. Meyers
     Executive Director                                 Associate Director



Dated: August 4, 1998